UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

January 21, 2009

US Airways Group, Inc.
(Commission file number: 1-8444)
(Exact Name of Registrant as specified in its charter)
Delaware	54-1194634
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

US Airways, Inc.
(Commission file number: 1-8442)
(Exact Name of Registrant as specified in its charter)
Delaware	53-0218143
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

:    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

:    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

:    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

:    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Annual Incentive Program Targets for 2009

Executives and other key management employees of US Airways Group, Inc. and its subsidiaries (collectively the "Company"), including the "named executive officers" of the Company, are eligible to participate in an annual incentive program administered under the US Airways Group, Inc. 2008 Equity Incentive Plan. By March 31st of each year, the Compensation and Human Resources Committee (the "Committee") of the Board of Directors of the Company must establish the performance measures that will be used to determine incentive awards for the year. The Committee also establishes target incentive award amounts as a percentage of base salary for each participant. If the performance measures are met at the maximum level, the Committee may approve payouts at 200% of the target award amounts. However, the Committee may also adjust each individual's payment amount in its discretion based on individual performance. After Committee approval, the incentive awards are paid as lump-sum cash distributions as soon as practicable after the end of the plan year.

On January 21, 2009, the Committee established the (1) corporate financial targets based on designated minimum levels of pre-tax income for fiscal year 2009, (2) operational targets based on (a) a peer-group comparison of on-time flight performance in 2009, (b) reduction in customer complaints from 2008 levels as measured by the Department of Transportation, (c) baggage handling improvements from 2008 and (d) the Company's 2009 cost (excluding fuel and payments under the employee profit sharing program) per available seat mile and (3) bonus pool amount, based on the extent to which the corporate financial targets and the operational targets are met, for the annual incentive program. The Committee established 2009 target incentive awards as 100% of base salary for our Chief Executive Officer, 80% of base salary for our President, 80% of base salary for our Executive Vice Presidents and 60% of base salary for our Senior Vice Presidents.

If one or more of the corporate financial targets and operational targets are met, the Committee will determine an incentive award amount for each individual based on the individual's target incentive award amount, the level of achievement of the financial and operational targets, the total bonus pool amount available and individual performance. The awards for officers at the level of Senior Vice President and above, referred to herein as "senior officers" and who include the named executive officers, are weighted 60% to the corporate financial targets and 40% to the operational targets, while the awards for all other eligible management are weighted 50% to the corporate financial targets and 50% to the operational targets. The four operational targets are each weighted equally. If the Company does not meet any of the corporate financial targets or operational targets, then no awards will be paid. In no event will the aggregate amount of awards paid out to the participants exceed the established bonus pool. The Committee has also reserved the right to decrease the awards or to make no payment of an award in its discretion, regardless of the attainment of the targets.

2009 Long-Term Incentive Performance Program

On January 21, 2009, the Committee approved the terms and conditions for awards for the new three-year performance cycle beginning January 1, 2009 and ending December 31, 2011 under the Company's Long-Term Incentive Performance Program (the "LTIP"), which operates under the US Airways Group, Inc. 2008 Equity Incentive Plan. The LTIP provides for performance cash awards to be paid to our officers, including the named executive officers, based on the Company's total stockholder return ("TSR") over the three-year performance cycle relative to the TSRs of a pre-defined competitive peer group for the same period. Cash awards will be paid out as a percentage of base salary based on our relative TSR rank, provided that a threshold level is reached.

For determining the cash awards for the 2009-2011 performance cycle, the Committee adopted a peer group consisting of the following companies: AirTran Holdings, Inc., Alaska Air Group, Inc., AMR Corporation (the parent company of American Airlines), Continental Airlines, Inc., Delta Air Lines, Inc., Frontier Airlines Holdings, Inc., Hawaiian Holdings, Inc. (the parent company of Hawaiian Airlines), JetBlue Airways Corporation, Southwest Airlines Co. and UAL Corporation (the parent company of United Air Lines). In addition, the Committee approved the following award pay-out schedule for the 2009-2011 performance cycle:
Company TSR Relative Rank	Payout as a % of Base Salary

	SVP	EVP	President	CEO
1-2 of 11	140.00%	175.00%	200.00%	200.00%	(Maximum)
3 of 11	116.67%	150.00%	171.67%	175.00%
4 of 11	93.33%	125.00%	143.33%	150.00%
5 of 11	70.00%	100.00%	115.00%	125.00%	(Target)
6 of 11	56.67%	81.00%	93.00%	101.33%
7 of 11	43.33%	62.00%	71.00%	77.67%
8 of 11	30.00%	43.00%	49.00%	54.00%	(Threshold)
9-11 of 11	0.00%	0.00%	0.00%	0.00%

Derek J. Kerr promoted to Executive Vice President

On January 22, 2009, the Board of Directors of the Company approved the promotion of Derek J. Kerr from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer. In connection with Mr. Kerr's promotion, the Committee increased his base salary from $330,750 to $375,000, effective January 22, 2009.

Special Chairman's Awards

On January 21, 2009, the Committee approved the payment of a Special Chairman's Award, in the form of a cash payment of $25,000, to Derek J. Kerr and Janet Dhillon in recognition of their significant efforts in connection with the comprehensive liquidity program undertaken by the Company in the second half of 2008.

Relocation Benefits for Robert Isom

On January 21, 2009, the Committee approved additional relocation benefits to Executive Vice President and Chief Operating Officer Robert Isom to assist him in completing his relocation to the Phoenix, Arizona area. Under the program approved by the Committee, the Company will purchase Mr. Isom's residence in Minnesota through a transaction with a third party relocation provider for $1.35 million. The third party provider will then market and sell the home on the Company's behalf, with any gain or loss on sale becoming the responsibility of the Company. The Committee also approved payment of a tax gross-up to Mr. Isom for any amounts deemed taxable compensation to him as a result of the Company's purchase of his residence.

Departure of Janet Dhillon

On January 27, 2009, the Company announced that Janet Dhillon has resigned as Senior Vice President and General Counsel of the Company, effective February 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
US Airways Group, Inc.
Date: January 27, 2009	By: /s/ Janet Dhillon Janet Dhillon Senior Vice President and General Counsel
US Airways, Inc.
Date: January 27, 2009	By: /s/ Janet Dhillon Janet Dhillon Senior Vice President and General Counsel